September 2016 Equity Payout upon Change in Control Privileged and Confidential Exhibit (a)(14)

Cautionary Note Regarding Forward-Looking Statements This communication contains forward-looking information related to the proposed acquisition of Medivation by Pfizer that involves substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Forward-looking statements in this communication include, among other things, statements about the anticipated timing of closing of the acquisition. Risks and uncertainties include, among other things, risks related to the satisfaction of the conditions to closing the acquisition (including the failure to obtain necessary regulatory approvals) in the anticipated timeframe or at all, including uncertainties as to how many shares of Medivation stock will be tendered in the tender offer and the possibility that the acquisition does not close. A further description of risks and uncertainties relating to Pfizer and Medivation can be found in their respective Annual Reports on Form 10-K for the fiscal year ended December 31, 2015 and in their subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which are filed with the U.S. Securities and Exchange Commission (the "SEC") and available at www.sec.gov. Medivation does not assume any obligation to update forward-looking statements contained in this communication as the result of new information or future events or developments. About the Tender Offer This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell securities. The solicitation and offer to buy Medivation stock is only being made pursuant to an Offer to Purchase and related tender offer materials. On August 30, 2016, Pfizer and its acquisition subsidiary filed a Tender Offer Statement on Schedule TO and Medivation filed a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer, each as may be amended or supplemented. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 CONTAIN IMPORTANT INFORMATION. MEDIVATION STOCKHOLDERS ARE URGED TO READ THESE DOCUMENTS CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF MEDIVATION SECURITIES SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SECURITIES. The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, are available to all holders of Medivation stock at no expense to them. The tender offer materials and the Solicitation/Recommendation Statement are available for free at the SEC's website at www.sec.gov. Additional copies may be obtained for free by contacting Pfizer or Medivation. Copies of the documents filed with the SEC by Medivation are available free of charge on Medivation's internet website at http://www.medivation.com or by contacting Medivation's Investor Relations Department at (650) 218-6900. Copies of the documents filed with the SEC by Pfizer are available free of charge on Pfizer's internet website at http://www.pfizer.com or by contacting Pfizer's Investor Relations Department at (212) 733-2323. Additional Information and Where to Find It In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, Pfizer and Medivation each file annual, quarterly and current reports and other information with the SEC. You may read and copy any reports or other information filed by Pfizer or Medivation at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Pfizer's and Medivation's filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at http://www.sec.gov. Privileged and Confidential

Disclaimer This presentation is intended to provide a general overview of how your stock options, RSUs, and shares (including shares purchased through our ESPP) are expected to be treated at the closing of the proposed transaction between Medivation, Inc. and Pfizer Inc. In providing this presentation, Medivation, Inc. is not providing any legal, tax or financial advice. You should consult with a qualified tax, financial or other advisor for questions specific to your personal situation. Privileged and Confidential

Agenda Shares held by employees Employee stock options and RSUs ESPP Additional resources This presentation will be posted on MNet This presentation covers only employee shares, stock options, and RSUs Privileged and Confidential

Shares Held by Employees Privileged and Confidential Includes Shares purchased under our ESPP Shares received through RSU vesting or the exercise of stock options Payment will be facilitated by brokers Computershare for ESPP shares Bank of America Merrill Lynch (BAML) for shares received with respect to vested RSUs or upon the exercise of stock options Employees may instruct their brokers to tender their shares, but are not required to take any action in order to receive the cash consideration for shares held at BAML or Computershare

Shares Held by Employees *Provided that tax forms are on file Privileged and Confidential Shares held at BAML (Shares from vested RSUs, exercised options) Shares held at Computershare (Purchased ESPP shares) Taxes will not be withheld on value of shares cashed out* Cash-out of ESPP shares at acquisition close date will be subject to normal ESPP tax rules, including rules for a disqualifying disposition like the cash-out Computershare will send quarterly statement for quarter of activity and Form 1099 in Jan. 2017 Online access to Computershare through BOL will remain available through Dec. 2017 Cash value deposited to employees’ retail brokerage accounts approximately one week after acquisition close date Online access to Benefits Online (BOL) will remain available through Dec. 2017 Cash value delivered to employees via check approximately one week after acquisition close date Taxes will not be withheld on value of shares cashed out* BAML will send monthly statement for month of activity and Form 1099 in Jan. 2017

Employee Options and RSUs Includes: Unvested stock options Unvested RSUs Vested and unexercised stock options Unvested stock options and RSUs will accelerate and vest immediately prior to the close date, provided you remain an employee of Medivation until that time Vested stock options may be exercised through Sept. 15, 2016 All equity awards that are outstanding and unexercised as of immediately prior to the merger will be cancelled and converted into the right to receive cash based on the merger consideration Cash value will be paid to employees through payroll approximately one week after acquisition close date Applicable taxes will be withheld from amounts delivered to you through payroll; supplemental income tax rates will apply Equity statements with breakdown of income realized for each award converted to cash will be sent to employees by Medivation in November 2016 Keep this statement for your personal records Privileged and Confidential

Tax Withholding by Medivation All payments made by Medivation in respect of equity awards will have applicable taxes withheld at the following withholding rates: Income realized and taxes withheld by Medivation will be reported on: Paystub 2016 W-2 Taxes withheld by Medivation may not equal your total tax liability You should consult with a qualified tax advisor for your personal tax situation Privileged and Confidential Federal Income Tax For annual supplemental income up to $1M: 25% For annual supplemental income above $1M: 39.6% State Income Tax, as applicable Supplemental income withholding rates (For California: 10.23%; other states vary) Social Security 6.2%, up to applicable threshold Medicare Local taxes As applicable 1.45% - 2.35%, depending on annual income

Options and RSUs Cash Payment Calculation Stock option taxable income calculation RSU taxable income calculation Cash payment calculation Privileged and Confidential $81.50 Number of RSUs Taxable Income Taxable Income Taxes Withheld Cash Payment $81.50 Exercise Price Taxable Income Number of Options

ESPP ESPP purchase will occur on Sept 21st Purchase will include employee contributions through Sept 15th pay period Shares purchased will utilize normal ESPP purchase price calculation rules: Purchase price = 85% of the lower of: Closing price of Medivation stock on purchase date and Closing price of Medivation stock on Apr 1, 2016 ($46.19) Shares will be delivered to employee accounts at Computershare prior to the acquisition close date Any residual amounts will be refunded to employees through payroll after the acquisition close date Privileged and Confidential

Equity Payment Summary Privileged and Confidential Type of Equity Payment Method Timing of Payment Tax Withholding Reporting Shares held: Vested RSU Shares Vested and Exercised Options Payment deposited into BAML account Approximately one week after acquisition close date No taxes withheld on payments Monthly Statement from BAML; Form 1099 in Jan. 2017 Shares held: Purchased ESPP Shares Payment sent via check from Computershare Approximately one week after acquisition close date No taxes withheld on payments Quarterly Statement from Computershare; Form 1099 in Jan. 2017 Vested and Unexercised Stock Options: ISOs NQSOs Payment through Medivation payroll Approximately one week after acquisition close date Taxes withheld on income realized Income and taxes included on paystub and 2016 W-2; Equity statement from Medivation in Nov. 2016 Unvested RSUs Stock Options Payment through Medivation payroll Approximately one week after acquisition close date Taxes withheld on income realized Income and taxes included on paystub and 2016 W-2; Equity statement from Medivation in Nov. 2016

Additional Resources - MNet Visit the Equity Center on MNet: MNet > Finance > Equity Center For… Quicklinks to Benefits Online BAML Customer Service Benefits Online User Guide Equity education materials FAQs Plan Documents Privileged and Confidential

QUESTIONS? Email stockadmin@medivation.com Privileged and Confidential